Exhibit 10.4
INTERCREDITOR AGREEMENT
     Intercreditor Agreement (this “Agreement”), dated as of August 4, 2009, among BANK OF AMERICA, N.A., as First Lien Administrative Agent and First Lien Collateral Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Priority Representative”) for the First Priority Secured Parties (as defined below), Credit Suisse, as Second Lien Collateral Agent (in such capacity, and as more specifically defined below, the “Second Priority Representative”) for the Second Priority Secured Parties (as defined below), U.S. Bank National Association, as Third Lien Collateral Agent (in such capacity, and as more specifically defined below, the “Third Priority Representative”) for the Third Priority Secured Parties (as defined below), COMMERCIAL VEHICLE GROUP, INC., a Delaware corporation (the “Company”) and the other Loan Parties (as defined below).
     WHEREAS, the Company, the other borrowers party thereto, the First Priority Representative and certain financial institutions and other entities are parties to a First Lien Credit Agreement, dated as of January 7, 2009 (the “Existing First Priority Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans and extend other financial accommodations to the Company and the other borrowers party thereto;
     WHEREAS, the Company, the Second Priority Representative, the Second Priority Administrative Agent and certain financial institutions and the other entities party thereto are entering into a Second Lien Term Loan Agreement, dated as of the date hereof (the “Existing Second Priority Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans to the Company;
     WHEREAS, the Company, the subsidiary guarantors party thereto and the Third Priority Representative are parties to a Third Lien Indenture, dated as of the date hereof (the “Existing Third Priority Agreement”), pursuant to which the Company has issued to certain holders 11%/13% Third Lien Senior Secured Notes due 2013;
     WHEREAS, the Company and the other Loan Parties have granted to the First Priority Representative security interests in the Common Collateral as security for payment and performance of the First Priority Obligations;
     WHEREAS, the Company and the other Loan Parties propose to grant to the Second Priority Representative security interests in the Common Collateral to secure the payment and performance of the Second Priority Obligations;
     WHEREAS, the Company and the other Loan Parties propose to grant to the Third Priority Representative security interests in the Common Collateral to secure the payment and performance of the Third Priority Obligations; and
     WHEREAS, the parties hereto have agreed to execute and deliver this Agreement for the purpose of setting forth the relative priority of the Liens created by the First Priority Security Documents and the Junior Priority Security Documents (as such terms are hereinafter defined) in respect of the exercise of the rights and remedies in respect of the Common Collateral and the application of proceeds thereof;

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:
     SECTION 1. DEFINITIONS.
     1.1. Defined Terms. The following terms, as used herein, have the following meanings:
     “Additional Debt” has the meaning as set forth in Section 9.3(b).
     “Additional First Priority Agreement” means any agreement designated as such by the First Priority Representative and the Company.
     “Additional Second Priority Agreement” means any agreement approved for designation as such by the First Priority Representative, the Second Priority Representative and the Company.
     “Additional Third Priority Agreement” means any agreement approved for designation as such by the First Priority Representative, the Third Priority Representative and the Company.
     “Agreement” has the meaning set forth in the introductory paragraph hereof.
     “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.
     “Cash Collateral” has the meaning set forth in Section 3.7(c).
     “Cash Management Obligations” means, with respect to any Loan Party, (i) any “Cash Management Services” as defined in the Existing First Priority Agreement and (ii) any other obligations of such Loan Party owed to any First Priority Secured Party (or any of its affiliates) in respect of treasury management arrangements, depositary or other cash management services including in connection with any automated clearing house transfers of funds or similar transactions.
     “Common Collateral” means all assets that are both First Priority Collateral and Junior Priority Collateral.
     “Company” has the meaning set forth in the introductory paragraph hereof.
     “Comparable Junior Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, the Junior Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.
     “DIP Financing” has the meaning set forth in Section 5.2.
     “Enforcement Action” means, with respect to the First Priority Obligations or the Junior Priority Obligations, any exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the First Priority Documents or the Junior Priority Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.
     “Enforcement Notice” has the meaning set forth in Section 3.7(a).
     “Existing First Priority Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.
     “Existing Second Priority Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.
     “Existing Third Priority Agreement” has the meaning set forth in the third WHEREAS clause of this Agreement.
     “First Priority Agreement” means the collective reference to (a) the Existing First Priority Agreement, (b) any Additional First Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing First Priority Agreement, any Additional First Priority Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”). Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.
     “First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Company or any other Loan Party, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation.
     “First Priority Creditors” means the “Lenders” as defined in the First Priority Agreement, or any Persons that are designated under the First Priority Agreement as the “First Priority Creditors” for purposes of this Agreement.
     “First Priority Documents” means the First Priority Agreement, each First Priority Security Document and each First Priority Guarantee.
     “First Priority Guarantee” means any guarantee by any Loan Party of any or all of the First Priority Obligations.
     “First Priority Lien” means any Lien created by the First Priority Security Documents.
     “First Priority Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the First Priority Agreement, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the First Priority Agreement, (c) all Hedging Obligations, (d) all Cash Management Obligations, (e) obligations of the Loan Parties under any indemnity for Claims (as defined in the First Priority Agreement), and (f) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the First Priority Documents; provided, however, that the aggregate principal amount of any

Revolver Loans (as defined in the Existing First Priority Agreement) or other loans provided for under any other First Priority Agreement in excess of the Maximum First Priority Principal Amount shall not, to the extent of such excess, constitute First Priority Obligations for purposes of this Agreement. For the avoidance of doubt, only the principal amount of loans actually extended under the First Priority Agreement shall be subject to the Maximum First Priority Principal Amount, and all other “Obligations” under the First Priority Agreement shall continue to be “First Priority Obligations” regardless of amount. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Junior Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Junior Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
     “First Priority Obligations Payment Date” means the first date on which (a) the First Priority Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the First Priority Documents or in other consideration acceptable to the First Priority Secured Parties), (b) all commitments to extend credit under the First Priority Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the First Priority Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the First Priority Security Documents), and (d) the First Priority Representative has delivered a written notice to the Junior Priority Representatives stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the First Priority Secured Parties. Notwithstanding the foregoing, if at any time after the First Priority Obligations Payment Date has occurred, the Company within 30 days thereafter enters into any Refinancing of any First Priority Document evidencing a First Priority Obligation which Refinancing is permitted hereby and under the Junior Priority Documents, then such First Priority Obligations Payment Date shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such First Priority Document shall automatically be treated as First Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the first-lien collateral agent under such First Priority Documents shall be the First Priority Representative for all purposes of this Agreement. Upon receipt of a notice stating that the Company has entered into a new First Priority Document (which notice shall include the identity of the new agent, such agent, the “New Agent”), the Junior Priority Representative shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.
     “First Priority Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement First Priority Agreement, the First Priority Representative shall be the Person identified as such in such Agreement.
     “First Priority Secured Parties” means the First Priority Representative, the First Priority Creditors and any other holders of the First Priority Obligations.
     “First Priority Security Documents” means the “Security Documents” as defined in the First Priority Agreement, and any other documents that are designated under the First Priority Agreement as “First Priority Security Documents” for purposes of this Agreement.

     “Hedging Obligations” means, with respect to any Loan Party, any obligations of such Loan Party pursuant to an agreement in respect of any “Hedging Agreement” as defined in the Existing First Priority Agreement or any other swap agreement or hedge agreement in respect of interest rates, currency exchange rates or commodity prices entered into by a Loan Party and any First Priority Creditor (or any of its affiliates) at the time such agreement is entered into.
     “Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
     “Junior Priority Agreements” means the Second Priority Documents and the Third Priority Documents, collectively.
     “Junior Priority Collateral” means the Second Priority Collateral and the Third Priority Collateral, collectively.
     “Junior Priority Creditors” means the Second Priority Creditors and the Third Priority Creditors, collectively.
     “Junior Priority Documents” means the Second Priority Documents and the Third Priority Documents, collectively and the Junior Priority Intercreditor Agreement.
     “Junior Priority Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, by and between the Second Priority Representative and the Third Priority Representative.
     “Junior Priority Lien” means any Lien created by the Junior Priority Security Documents.
     “Junior Priority Obligations” means the Second Priority Obligations and the Third Priority Obligations, collectively.
     “Junior Priority Representatives” means the Second Priority Representative and the Third Priority Representative, collectively.
     “Junior Priority Secured Parties” means the Second Priority Secured Parties and the Third Priority Secured Parties, collectively.
     “Junior Priority Security Documents” means the Second Priority Security Documents and the Third Priority Security Documents, collectively.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
     “Loan Party” means the Company and its Subsidiaries that are now or hereafter become parties to any First Priority Document or Junior Priority Document. All references in this Agreement to any

Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.
     “Maximum First Priority Principal Amount” means $47,500,000.
     “Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.
     “Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.
     “Purchase” has the meaning set forth in Section 3.7(b).
     “Purchase Notice” has the meaning set forth in Section 3.7(a).
     “Purchase Price” has the meaning set forth in Section 3.7(c).
     “Purchasing Parties” has the meaning set forth in Section 3.7(b).
     “Recovery” has the meaning as set forth in Section 5.5.
     “Replacement First Priority Agreement” has the meaning set forth in the definition of “First Priority Agreement”.
     “Second Priority Administrative Agent” means Credit Suisse, as the administrative agent for the Second Priority Secured Parties under the Second Priority Agreement.
     “Second Priority Agreement” means the collective reference to (a) the Existing Second Priority Agreement, (b) any Additional Second Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Second Priority Agreement, any Additional Second Priority Agreement or any other agreement or instrument referred to in this clause (c). Any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.
     “Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Company or any other Loan Party, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.
     “Second Priority Creditors” means the “Lenders” as defined in the Second Priority Agreement, or any Persons that are designated under the Second Priority Agreement as the “Second Priority Creditors” for purposes of this Agreement.
     “Second Priority Documents” means each Second Priority Agreement, each Second Priority Security Document and each Second Priority Guarantee.

     “Second Priority Guarantee” means any guarantee by any Loan Party of any or all of the Second Priority Obligations.
     “Second Priority Lien” means any Lien created by the Second Priority Security Documents.
     “Second Priority Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Second Priority Agreement, and (b) all guarantee obligations, fees, expenses (including fees and expenses of counsel to the Second Priority Administrative Agent and the Second Priority Representative) and other amounts payable (including any indemnity for Claims (as defined in the Second Priority Agreement)) from time to time pursuant to the Second Priority Documents.
     “Second Priority Representative” has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a “Second Priority Representative” in any Second Priority Agreement other than the Existing Second Priority Agreement.
     “Second Priority Secured Parties” means the Second Priority Representative, the Second Priority Creditors and any other holders of the Second Priority Obligations.
     “Second Priority Security Documents” means the “Security Documents” as defined in the Second Priority Agreement and any documents that are designated under the Second Priority Agreement as “Second Priority Security Documents” for purposes of this Agreement.
     “Secured Parties” means the First Priority Secured Parties and the Junior Priority Secured Parties.
     “Standstill Period” has the meaning as set forth in Section 3.2.
     “Surviving Obligations” has the meaning set forth in Section 3.7(b).
     “Third Priority Agreement” means the collective reference to (a) the Existing Third Priority Agreement, (b) any Additional Third Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Third Priority Agreement, any Additional Third Priority Agreement or any other agreement or instrument referred to in this clause (c). Any reference to the Third Priority Agreement hereunder shall be deemed a reference to any Third Priority Agreement then extant.
     “Third Priority Collateral” means all assets, whether now owned or hereafter acquired by the Company or any other Loan Party, in which a Lien is granted or purported to be granted to any Third Priority Secured Party as security for any Third Priority Obligation.
     “Third Priority Creditors” means the “Holders” as defined in the Third Priority Agreement, or any Persons that are designated under the Third Priority Agreement as the “Third Priority Creditors” for purposes of this Agreement.
     “Third Priority Documents” means each Third Priority Agreement, each Third Priority Security Document and each Third Priority Guarantee.

     “Third Priority Guarantee” means any guarantee by any Loan Party of any or all of the Third Priority Obligations.
     “Third Priority Lien” means any Lien created by the Third Priority Security Documents.
     “Third Priority Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Third Priority Agreement, (b) the obligations of the Loan Parties to the Third Priority Representative under Section 7.07 of the Third Priority Agreement and (c) all guarantee obligations, fees, expenses (including fees and expenses of counsel to the Third Priority Representative) and other amounts payable from time to time pursuant to the Third Priority Documents.
     “Third Priority Representative” has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a “Third Priority Representative” in any Third Priority Agreement other than the Existing Third Priority Agreement.
     “Third Priority Secured Parties” means the Third Priority Representative, the Third Priority Creditors and any other holders of the Third Priority Obligations.
     “Third Priority Security Documents” means the “Security Documents” as defined in the Third Priority Agreement and any documents that are designated under the Third Priority Agreement as “Third Priority Security Documents” for purposes of this Agreement.
     “Unasserted Contingent Obligations” means, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Priority Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Priority Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.
     “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
     1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, restated, supplemented or otherwise modified, renewed, extended Refinanced or replaced (ii) any reference herein to any Person shall be construed to include such Person’s successors or permitted assigns, (iii) any reference herein to any Loan Party shall be construed to include such Loan Party as debtor and debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Sections shall be construed to refer to Exhibits or Sections of this Agreement, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vii) references to laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions.
     SECTION 2. LIEN PRIORITIES.
     2.1 Subordination of Liens. (a) Any and all Liens now existing or hereafter created or arising in favor of any Junior Priority Secured Party securing the Junior Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Junior Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Junior Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Junior Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.
     (b) No Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority (as set forth herein) or enforceability of any security interest in the Common Collateral granted to the Secured Parties; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Priority Representative or the First Priority Secured Parties to enforce this Agreement, including the priority of the Liens as provided in this Agreement. Notwithstanding any failure by any First Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Secured Parties, the priority and rights as between the First Priority Secured Parties and the Junior Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.
     2.2 Nature of First Priority Obligations. Each Junior Priority Representative, on behalf of itself and the other Junior Priority Secured Parties it represents, acknowledges that a portion of the First Priority Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Junior Priority Secured Parties and without affecting the provisions hereof (but subject to the proviso in the definition of “First Priority Obligations” with respect to the Maximum First Priority Principal Amount), whether or not such obligations are permitted to be incurred pursuant to the Junior Priority Documents. The Lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations (subject to the Maximum First Priority Principal Amount) or the Junior Priority Obligations, or any portion thereof.

     2.3 Agreements Regarding Actions to Perfect Liens. (a) Each Junior Priority Representative, on behalf of itself and the other Junior Priority Secured Parties it represents, agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded on behalf of the Junior Priority Secured Parties shall be in form reasonably satisfactory to the First Priority Representative.
     (b) Each Junior Priority Representative, on behalf of itself and the other Junior Priority Secured Parties it represents, agrees that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or thereafter filed against real property in favor of and for the benefit of the Junior Secured Parties shall be in form satisfactory to the First Priority Representative and shall contain the following notation (or such other notation acceptable to the First Priority Representative): “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to the First Priority Representative, and its successors and assigns, in such property, in accordance with the provisions of that certain Intercreditor Agreement dated as of August 4, 2009 among Bank of America, N.A., as First Priority Administrative Agent and First Priority Collateral Agent, Credit Suisse, as Second Lien Collateral Agent, U.S. Bank National Association as Third Lien Collateral Agent and the Loan Parties referred to therein, as amended, modified or supplemented from time to time.”
     (c) The First Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of the Junior Priority Representatives and the other Junior Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Junior Priority Representatives or any other Junior Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Junior Priority Security Documents, provided that promptly subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Representative shall (i) deliver to the applicable Junior Priority Representative, at the direction of the Second Priority Representative and the Third Priority Representative as is determined between them in accordance with the Junior Priority Intercreditor Agreement, at the Company’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Junior Priority Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Junior Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.
     2.4 No New Liens. So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that (a) no Loan Party shall create or grant , nor shall any Junior Priority Secured Party have any right to require the creation of, any Lien on any assets of any Loan Party securing any Junior Priority Obligation if such assets are not subject to, and do not become subject to, a Lien securing the First Priority Obligations and (b) if any Junior Priority Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Junior Priority Obligation which assets are not also subject to the First Priority Lien of the First Priority Representative under the First Priority Documents, then such Junior Priority Representative, upon demand by the First Priority Representative, will without the need for any further consent of any other Junior Priority Secured Party, notwithstanding anything to the contrary in any other Junior Priority Document either (i) release such Lien or (ii) assign it to the First Priority Representative as security for the First Priority Obligations (in which case such Junior Priority Representative may retain a junior Lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Junior Priority Representatives and the other Junior Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.
     SECTION 3. ENFORCEMENT RIGHTS.
     3.1 Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Junior Priority Secured Party, but subject to the provisos set forth in Sections 3.2 and 5.1. Upon the occurrence and during the continuance of a Default or an Event of Default under (and defined in) the First Priority Documents, the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in accordance with the terms of the First Priority Documents in such order and manner as they may determine in their sole discretion.
     3.2 Standstill and Waivers. Each Junior Priority Representative, on behalf of itself and the other Junior Priority Secured Parties it represents, agrees that, until the First Priority Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.1:
     (a) they will not take or cause to be taken any Enforcement Action;
     (b) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Junior Priority Obligation pari passu with or senior to, or to give any Junior Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;
     (c) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;
     (d) they have no right to (i) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

     (e) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents;
     (f) they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Loan Party or any of its subsidiaries or affiliates under or with respect to any Junior Priority Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Junior Priority Security Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Junior Priority Security Document;
     (g) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Common Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Junior Priority Security Documents; and
     (h) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.
provided that, notwithstanding the foregoing, any Junior Priority Secured Party may exercise its rights and remedies in respect of the Common Collateral under and to the extent provided for in the Junior Priority Security Documents or applicable law (and any recovery therefrom shall be for the benefit of the First Priority Secured Parties) after the passage of a period of 180 days (the “Standstill Period”) from the date of delivery of a notice in writing to the First Priority Representative of its intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of and during the continuation of an “Event of Default” under and as defined in the Junior Priority Agreements; provided, further, however, that, notwithstanding the foregoing, in no event shall any Junior Priority Secured Party exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) any First Priority Secured Party shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to any of the Common Collateral (prompt notice of such exercise to be given to the Junior Priority Representatives) or (ii) an Insolvency Proceeding in respect of any Loan Party shall have been commenced; and provided, further, that in any Insolvency Proceeding commenced by or against any Loan Party, the Junior Priority Representatives and the Junior Priority Secured Parties may take only such actions as are expressly permitted by Section 5. After the expiration of the Standstill Period, so long as the First Priority Representative or any First Priority Secured Party has not commenced any Enforcement Actions with respect to any portion of the Common Collateral, any Junior Priority Secured Party may commence an Enforcement Action with respect to all or a material portion of the Common Collateral and pursue the exercise of its rights, provided that the other provisions of this Agreement are complied with.
     3.3 Judgment Creditors. In the event that any Junior Priority Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes

(including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Liens securing the Junior Priority Obligations are subject to the terms of this Agreement.
     3.4 Cooperation. Each Junior Priority Representative, on behalf of itself and the other Junior Priority Secured Parties it represents, agrees that each of them shall take such actions as the First Priority Representative shall reasonably request in connection with the exercise by the First Priority Secured Parties of their rights set forth herein.
     3.5 [Reserved].
     3.6 Actions Upon Breach. (a) If any Junior Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Common Collateral, such Loan Party, with the prior written consent of the First Priority Secured Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.
     (b) Should any Junior Priority Secured Party, contrary to this Agreement, in any way take, attempt to or threaten in writing to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any First Priority Secured Party (in its own name or in the name of the relevant Loan Party) or the relevant Loan Party may obtain relief against such Junior Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Junior Priority Representatives on behalf of each Junior Priority Secured Party it represents that (i) the First Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Junior Priority Secured Party waives any defense that the Loan Parties and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.
     3.7 Option to Purchase. (a) The First Priority Representative agrees that it will give the Junior Priority Representatives written notice (the “Enforcement Notice”) within ten business days after commencing any Enforcement Action with respect to substantially all of the Common Collateral (which notice shall be effective for all Enforcement Actions taken after the date of such notice). Any Second Priority Secured Party or Third Priority Secured Party, as applicable, shall have the option, by irrevocable written notice (the “Purchase Notice”) delivered by the Second Priority Representative or the Third Priority Representative, as applicable, to the First Priority Representative no later than ten business days after receipt by the Junior Priority Representatives of the Enforcement Notice, to purchase all of the First Priority Obligations from the First Priority Secured Parties. If a Junior Priority Representative so delivers the Purchase Notice, the First Priority Representative shall, provided that the Purchase (as defined below) shall have been consummated on the date specified in the Purchase Notice in accordance with this Section 3.7, terminate any existing Enforcement Actions and shall not take any further Enforcement Actions.
     (b) On the date specified by such Junior Representative in the Purchase Notice (which shall be a business day not less than five business days, nor more than ten business days, after receipt by the First Priority Representative of the Purchase Notice), the First Priority Secured Parties shall, subject to any required approval of any court or other governmental authority then in effect, sell to the Purchasing Parties electing to purchase pursuant to Section 3.7(a) (the “Purchasing Parties”), and the Purchasing Parties shall purchase (the “Purchase”) from the First Priority Secured Parties, the First Priority Obligations; provided, that the First Priority Obligations purchased shall not include any rights of First

Priority Secured Parties with respect to indemnification and other obligations of the Loan Parties under the First Priority Documents that are expressly stated to survive the termination of the First Priority Documents (the “Surviving Obligations”).
     (c) Without limiting the obligations of the Loan Parties under the First Priority Documents to the First Priority Secured Parties with respect to the Surviving Obligations (which shall not be transferred in connection with the Purchase), on the date of the Purchase, the Purchasing Parties shall (i) pay to the First Priority Secured Parties as the purchase price (the “Purchase Price”) therefor the full amount of all First Priority Obligations then outstanding and unpaid (including principal, interest, fees, breakage costs, attorneys’ fees and expenses, and, in the case of any Hedging Obligations, the amount that would be payable by the relevant Loan Party thereunder if it were to terminate such Hedging Obligations on the date of the Purchase or, if not terminated, an amount determined by the relevant First Priority Secured Party to be necessary to collateralize its credit risk arising out of such Hedging Obligations), (ii) furnish cash collateral (the “Cash Collateral”) to the First Priority Secured Parties in such amounts as the relevant First Priority Secured Parties determine is reasonably necessary to secure such First Priority Secured Parties in connection with any outstanding letters of credit (not to exceed 105% of the aggregate undrawn face amount of such letters of credit), (iii) agree to reimburse the First Priority Secured Parties for any loss, cost, damage or expense (including attorneys’ fees and expenses) in connection with any fees, costs or expenses related to any checks or other payments provisionally credited to the First Priority Obligations and/or as to which the First Priority Secured Parties have not yet received final payment and (iv) agree to reimburse the First Priority Secured Parties in respect of indemnification obligations of the Loan Parties under the First Priority Documents as to specific matters or circumstances known to the Purchasing Parties at the time of the Purchase which could reasonably be expected to result in any loss, cost, damage or expense to any of the First Priority Secured Parties, any such reimbursement, in the case of this clause (iv), to be made only after written request therefor is made by the First Priority Representative and when and to the extent such loss, cost, damage or expense is actually suffered by the First Priority Secured Parties; provided that, in no event shall any Purchasing Party have any liability for such amounts in excess of proceeds of Common Collateral received by the Purchasing Parties.
     (d) The Purchase Price and Cash Collateral shall be remitted by wire transfer in immediately available funds to such account of the First Priority Representative as it shall designate to the Purchasing Parties. The First Priority Representative shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the Purchase Price to the First Priority Secured Parties in accordance with the First Priority Agreement. Interest shall be calculated to but excluding the day on which the Purchase occurs if the amounts so paid by the Purchasing Parties to the account designated by the First Priority Representative are received in such account prior to 12:00 Noon, New York City time, and interest shall be calculated to and including such day if the amounts so paid by the Purchasing Parties to the account designated by the First Priority Representative are received in such account later than 12:00 Noon, New York City time.
     (e) The Purchase shall be made without representation or warranty of any kind by the First Priority Secured Parties as to the First Priority Obligations, the Common Collateral or otherwise and without recourse to the First Priority Secured Parties, except that the First Priority Secured Parties shall represent and warrant: (i) the amount of the First Priority Obligations being purchased, (ii) that the First Priority Secured Parties own the First Priority Obligations free and clear of any Liens or encumbrances and (iii) that the First Priority Secured Parties have the right to assign the First Priority Obligations and the assignment is duly authorized.

     3.8 Rights as Unsecured Creditors. Notwithstanding anything to the contrary contained herein, the Junior Priority Representatives and the other Junior Priority Secured Parties may, in accordance with the Junior Priority Documents and applicable law, enforce rights and exercise remedies against the Company and any other Loan Parties as unsecured creditors unless any such action is otherwise expressly or impliedly inconsistent with the terms of this Agreement. Notwithstanding the foregoing, nothing herein shall prevent any Junior Priority Representative from raising any objection to any sale pursuant to Section 363 of the Bankruptcy Code which could be raised solely by, or on behalf of, an unsecured creditor, it being understood that the Junior Priority Secured Parties agree that they will be deemed to have consented, pursuant to Section 363 (f)(2) of the Bankruptcy Code, to any sale supported by any of the First Priority Secured Parties, and no Junior Priority Representative or any Junior Priority Secured Party shall raise any objection pursuant to Section 363 (f)(3) of the Bankruptcy Code to any such sale.
     3.9 Agreement to be Bound. (a) The Junior Priority Representatives and, by virtue of accepting the Notes or any other document evidencing the Junior Priority Obligations, the Junior Priority Secured Parties, acknowledge and agree that no covenant, agreement or restriction contained in the Junior Security Documents or any other Junior Priority Documents shall be deemed to restrict in any way the rights and remedies of the First Priority Representative or the First Priority Secured Parties with respect to the Collateral as set forth in this Agreement and the First Priority Loan Documents.
          (b) By accepting any Note or any other document evidencing the Junior Priority Obligations, each Junior Priority Secured Parties has agreed to be bound by the terms of this Agreement. In addition, the limitations and restrictions upon the Junior Priority Representative and its waivers of rights and remedies in this Agreement shall apply to limit, restrict and waive the rights and remedies of all other Junior Priority Secured Parties to the extent that any independent rights or remedies for the Junior Priority Secured Parties exist under or by virtue of the Junior Priority Documents, the Junior Priority Documents, or the Liens on the Common Collateral granted thereby or applicable law.
     SECTION 4. APPLICATION OF PROCEEDS OF COMMON COLLATERAL; DISPOSITIONS AND RELEASES OF COMMON COLLATERAL; INSPECTION AND INSURANCE.
     4.1 Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral in connection with an Enforcement Action, whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred and thereafter, to the Junior Priority Representatives for application in accordance with the Junior Priority Documents. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Junior Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Junior Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Junior Priority Representatives (which authorization, being coupled with an interest, is irrevocable).
     4.2 Releases of Junior Priority Lien. (a) Upon any release, sale or disposition of Common Collateral permitted by the First Priority Documents and the Second Priority Documents, or consented to by the First Priority Secured Parties (or any requisite percentage of them) and the Second Priority Secured Parties (or any requisite percentage of them), in each case, that results in the release of the First Priority Lien on any Common Collateral, the Junior Priority Liens on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released, as and when, but only to the extent such First Priority Liens on such Common Collateral are released, with no further consent or action of any Person.
     (b) The Junior Priority Representatives shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative (or, with the consent of the First Priority Representative, the Company) shall request to evidence any release of the Junior Priority Liens described in paragraph (a). The Junior Priority Representatives hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Junior Priority Representatives and in the name of the applicable Junior Priority Representative’s or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
     4.3 Inspection Rights and Insurance. (a) Any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral in accordance with the terms of the First Priority Documents, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Junior Priority Secured Party or liability to any Junior Priority Secured Party.
     (b) Until the First Priority Obligations Payment Date has occurred, the First Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party (except that the Junior Priority Representative shall have the right to be named as additional insured and loss payee so long as its second or third lien status, as applicable, is identified in a manner reasonably satisfactory to the First Priority Representative); (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder in accordance with the terms of the First Priority Documents and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral in accordance with the terms of the First Priority Documents.
     SECTION 5. INSOLVENCY PROCEEDINGS.
     5.1 Filing of Motions. Until the First Priority Obligations Payment Date has occurred, each Junior Priority Representative, on behalf of itself and the other Junior Priority Secured Parties it represents, agrees that no Junior Priority Secured Party shall, in or in connection with any Insolvency Proceeding involving any Loan Party, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case that (a) violates, or is prohibited by, this Section 5 (or, in the absence of an Insolvency Proceeding, otherwise would violate or be prohibited by this Agreement), (b) asserts any right, benefit or privilege that arises in favor of the Junior Priority Representatives or Junior Priority Secured Parties, in whole or in part, as a result of their interest in the Common Collateral or in the Junior Priority Liens (unless the assertion of such right is expressly permitted by this Agreement) or (c) challenges the validity, priority, enforceability or voidability of any Liens or claims held by the First Priority Representative or any other First Priority Secured Party, or the extent to which the First Priority Obligations constitute secured claims under Section 506(a) of the Bankruptcy Code or otherwise; provided that, subject to the limitations contained in this Agreement, the Junior Priority Representatives may (i) file a proofs of claim in an Insolvency Proceeding involving any Loan Party, (ii) take any action (not adverse to the priority status of the First Priority Liens, or the rights of the First Priority Secured Parties to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Junior Priority Liens on the Common Collateral, (iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Lien Secured Parties, including any claims secured by the Common Collateral, if any, (iv) file any pleadings, objections, motions or agreements, or take any positions which assert rights or interests available to unsecured creditors of the Loan Parties arising under either any Insolvency Proceeding or applicable non-bankruptcy law, and (v) vote on any plan of reorganization, make other filings and make any arguments and motions (the actions described in this proviso being referred to herein as the “Permitted Actions”).
     5.2 Financing Matters. If any Loan Party becomes subject to any Insolvency Proceeding, and if the First Priority Representative or any of the other First Priority Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “DIP Financing”), then each Junior Priority Representative agrees, on behalf of itself and the other Junior Priority Secured Parties it represents, that each Junior Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, provided that the foregoing shall not prevent any Junior Priority Secured Party from (i) objecting to any DIP Financing (1) that purports to govern or control the provisions or content of a plan of reorganization (other than providing for satisfaction in full in cash of the DIP Financing on or prior to the effective date of such plan of reorganization) or (2) in which the aggregate principal amount of such DIP Financing plus the aggregate outstanding principal amount of the Loans constituting First Priority Obligations would exceed $55,000,000, or (ii) proposing any other DIP Financing to the Borrower, ( b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 5.4 below and (c) will subordinate (and will be deemed hereunder to have subordinated) the Junior Priority Liens (i) to such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First Priority Secured Parties and (iii) to any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties, and (d) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.
     5.3 Relief From the Automatic Stay. Each Junior Priority Representative, on behalf of itself and the other Junior Priority Secured Parties it represents, agrees that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative.

     5.4 Adequate Protection; Post-Petition Interest. (a) Each Junior Priority Representative, on behalf of itself and the other Junior Priority Secured Parties it represents, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the First Priority Representative or the other First Priority Secured Parties for adequate protection or any adequate protection provided to the First Priority Representative or the other First Priority Secured Parties or (ii) any objection by the First Priority Representative or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to the First Priority Representative or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise.
     (b) Notwithstanding anything contained in this Section and in Section 5.2(b) (but subject to Sections 5.2(a) and 5.3), in any Insolvency Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement Liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, then in connection with any such DIP Financing or use of cash collateral each Junior Priority Representative, on behalf of itself and any of the Junior Priority Secured Parties it represents, may seek or accept (and the First Priority Secured Parties shall not object to, contest or support any other Person Objecting to or contesting) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on the same basis as the other Liens securing the Junior Priority Obligations are so subordinated to the First Priority Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the First Priority Secured Parties, provided, however, that each Junior Priority Representatives shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Junior Priority Secured Parties it represents, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event either Junior Priority Representative, on behalf of itself and the Junior Priority Secured Parties it represents, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then each Junior Priority Representative, on behalf of itself and the other Junior Priority Secured Parties it represents, agrees that the First Priority Representative shall also be granted a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Junior Priority Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Junior Priority Obligations are subordinated to such First Priority Obligations under this Agreement.
     (c) No Junior Priority Priority Representative nor any other Junior Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Representative or any other First Priority Secured Party for allowance in any Insolvency Proceeding of First Priority Obligations consisting of post-petition interest, fees or expenses. Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement expressly is intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the First Priority Secured Parties, and is intended to provide the First Priority Secured Parties with the right, to receive payment of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of the Company or any other Loan Party under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other applicable law.
     (d) Neither the First Priority Representative nor any other First Priority Secured Party shall oppose or seek to challenge any claim by any Junior Priority Representative or any other Junior Priority Secured Party for allowance in any Insolvency Proceeding of Junior Priority Obligations consisting of post-petition interest, fees or expenses so long as the First Priority Secured Parties are receiving post-petition interest, fees or expenses in at least the same form being requested by the Junior Priority Secured Parties and then only to the extent of the value of the Junior Priority Liens on the Common Collateral (after taking into account the value of the First Priority Lien of the First Priority Representative on behalf of the First Priority Secured Parties on the Common Collateral); provided, however, to the extent that any such payments are later recharacterized as payments of principal by the applicable bankruptcy court, such payments shall, upon such recharacterization, be turned over to the First Priority Secured Parties in accordance with Section 4.1 and applied to the First Priority Obligations in accordance with this Agreement.
     5.5 Avoidance Issues. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
     5.6 Asset Dispositions in an Insolvency Proceeding. Except as specifically provided in the second sentence of Section 3.8, no Junior Priority Representative nor any other Junior Priority Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any assets of any Loan Party that is supported by any of the First Priority Secured Parties, and the Junior Priority Representatives and each other Junior Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by any of the First Priority Secured Parties and to have released their Liens on such assets.
     5.7 Separate Grants of Security and Separate Classification. Each Junior Priority Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Junior Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Junior Priority Obligations are fundamentally different from the First Priority Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Junior Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Junior Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral, with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Junior Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Junior Secured Priority Secured Parties. The Junior Priority Secured Parties hereby acknowledge and agree to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Priority Secured Parties.
     5.8 No Waivers of Rights of First Priority Secured Parties. Except as set forth in the proviso in Section 5.1, nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Junior Priority Secured Party, including the seeking by any Junior Priority Secured Party of adequate protection (except as provided in Section 5.4) or the asserting by any Junior Priority Secured Party of any of its rights and remedies under the Junior Priority Documents or otherwise.
     5.9 Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the First Priority Obligations and the Junior Priority Obligations, then, to the extent the debt obligations distributed on account of the First Priority Obligations and on account of the Junior Priority Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
     5.10 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.
     SECTION 6. JUNIOR PRIORITY DOCUMENTS AND FIRST PRIORITY DOCUMENTS.
     (a) Each Loan Party and each Junior Priority Representative, on behalf of itself and the Junior Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Junior Priority Documents that would conflict with or violate this Agreement.
     (b) Each Loan Party and the First Priority Representative, on behalf of itself and the First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents that would conflict with or violate this Agreement.
     (c) In the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Junior Priority Security Document without the consent of or any action by any Junior Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that (i) secure additional extensions of credit and (ii) add additional secured creditors and do not violate the express provisions of the Junior Priority Agreements), (a) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Junior Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2 and provided there is a corresponding release of the Lien securing the First Priority Obligations, (b) any such amendment, waiver or consent that materially and adversely affects the rights of the Junior Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Junior Priority Security Documents without the consent of the Junior Priority Representatives and (c) notice of such amendment, waiver or consent shall be given to the Junior Priority Representatives no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.
     SECTION 7. RELIANCE; WAIVERS; ETC.
     7.1 Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. Each Junior Priority Representative, on behalf of itself and the other Junior Priority Secured Parties it represents, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Junior Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative expressly waives all notices of the acceptance of and reliance by the Junior Priority Representatives and the other Junior Priority Secured Parties.
     7.2 No Warranties or Liability. The Junior Priority Representatives and the First Priority Representative acknowledge and agree that none has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other First Priority Document or any Junior Priority Document. Except as otherwise provided in this Agreement, the Junior Priority Representatives and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.
     7.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Priority Documents or the Junior Priority Documents.
     SECTION 8. OBLIGATIONS UNCONDITIONAL.
     8.1 First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Junior Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any First Priority Document or any First Priority Liens;
     (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification,

whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;
     (c) prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or
     (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Priority Obligations, or of any of the Junior Priority Representatives, or any Loan Party, to the extent applicable, in respect of this Agreement.
     8.2 Junior Priority Obligations Unconditional. All rights and interests of the Junior Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any Junior Priority Document or any Junior Priority Liens;
     (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Junior Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Junior Priority Document;
     (c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Junior Priority Obligations or any guarantee or guaranty thereof; or
     (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Junior Priority Obligations or any First Priority Secured Party in respect of this Agreement.
     SECTION 9. MISCELLANEOUS.
     9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document or any Third Priority Document, the provisions of this Agreement shall govern.
     9.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligation Payment Date shall have occurred. This is a continuing agreement and the First Priority Secured Parties and the Junior Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Loan Party on the faith hereof.

     9.3 Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative, the Junior Priority Representatives and the Company.
     (b) It is understood that the First Priority Representative, the Second Priority Representative and the Third Priority Representative, without the consent of any other First Priority Secured Party or Junior Priority Secured Party, may in their discretion determine that a supplemental agreement (which make take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become First Priority Obligations or Junior Priority Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes First Priority Obligations or Junior Priority Obligations, provided, that such Additional Debt is permitted to be incurred by the First Priority Agreement, the Second Priority Agreement and the Third Priority Agreement then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as First Priority Obligations or Junior Priority Obligations, as applicable.
     9.4 Information Concerning Financial Condition of the Company and the other Loan Parties. Each of the Junior Priority Secured Parties and the First Priority Representative hereby assumes responsibility for keeping itself informed of the financial condition of the Company and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Junior Priority Obligations. The Junior Priority Secured Parties and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Junior Priority Representatives, any Junior Priority Secured Party or the First Priority Representative, in their sole discretion, undertake at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.
     9.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Illinois, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
     9.6 Submission to Jurisdiction. (a) Each First Priority Secured Party, each Junior Priority Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any federal or state court sitting in or with jurisdiction over the State of Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any First Priority Secured Party or Junior Priority Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.
     (b) Each First Priority Secured Party, each Junior Priority Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i)

any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     9.7 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
     9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Junior Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.
     9.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     9.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     9.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.
     9.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
     9.13 Additional Loan Parties. Each Person that becomes a Loan Party after the date hereof shall become a party to this Agreement upon execution and delivery by such Person of a Joinder Agreement in the form of Exhibit I to this Agreement.

     9.14. Capacity as Representative. For the avoidance of doubt it is understood and agreed that neither the Trustee nor Collateral Agent (acting solely in such capacities or as Third Priority Representative hereunder) is a party to any First Priority Documents or Second Priority Documents other than this Agreement, and except as provided in this Agreement, is not bound by any of their terms nor has any obligations (express or implied) under any such documents, is not deemed to have any knowledge related thereto and will not be required to refer to any such agreements for any reason whatsoever.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A., as First Priority Representative for and on behalf of the First Priority Secured Parties
By:	/s/ Philip Nomura
	Name:	Philip Nomura
	Title:	Vice President

Address for Notices:
135 S. LaSalle St., 4th Floor
Chicago, IL 60603
Telecopy: (312) 904-7190

Credit Suisse, Cayman Islands Branch as Second Priority Representative for and on behalf of the Second Priority Secured Parties
By:	/s/ Karim Blasetti
	Name:	Karim Blasetti
	Title:	Vice President

By:	/s/ Jay Chang
	Name:	Jay Chang
	Title:	Director

Address for Notices:
One Madison Avenue
New York, NY 10010
Attn: Agency Manager
Telecopy: (212) 322-2291

U.S. Bank National Association, as Third Priority Representative for and on behalf of the Third Priority Secured Parties
By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

Address for Notices:
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Attn: Richard Prokosch
Telecopy: (651) 495-8097

COMPANY:

COMMERCIAL VEHICLE GROUP, INC.

By: Name:	/s/ Chad M. Utrup Chad M. Utrup
Title: Address:	Chief Financial Officer
7800 Walton Parkway New Albany, OH 43054 Attn: Chief Financial Officer Telecopy: (614) 289-5365

NATIONAL SEATING COMPANY
CVG CS LLC
MONONA CORPORATION
MONONA WIRE CORPORATION
MONONA (MEXICO) HOLDINGS LLC
TRIM SYSTEMS, INC.
TRIM SYSTEMS OPERATING CORP.
CABARRUS PLASTICS, INC.
CVG OREGON, LLC
CVS HOLDINGS, INC.
SPRAGUE DEVICES, INC.
MAYFLOWER VEHICLE SYSTEMS, LLC
CVG MANAGEMENT CORPORATION
CVG EUROPEAN HOLDINGS, LLC
CVG LOGISTICS, LLC

By: Name:	/s/ Chad M. Utrup Chad M. Utrup
Title:	Chief Financial Officer